UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2024
QUANTERIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38319	20-8957988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlesex Turnpike
Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)
(617) 301-9400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	QTRX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 21, 2024, Quanterix Corporation (the “Company”) received a notification letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of the Company's delay in filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires Nasdaq-listed companies to timely file all required periodic financial reports with the SEC.
The Notice states that the Company has 60 calendar days from the date of the Notice, or until January 20, 2025, to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company's plan to regain compliance, then Nasdaq may grant the Company up to 180 calendar days from the prescribed due date of the Form 10-Q, or until May 13, 2025, to file the Form 10-Q to regain compliance with the Rule. The Notice has no immediate effect on the listing of the Company's securities on Nasdaq.
As previously reported, the delay in filing the Form 10-Q is due to the need to restate the Company’s audited consolidated financial statements as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023, and its unaudited consolidated financial statements for the quarterly and year-to-date (as applicable) periods ended March 31, 2022, June 30, 2022, September 30, 2022, March 31, 2023, June 30, 2023, September 30, 2023, March 31, 2024 and June 30, 2024. The Company currently intends to file the Form 10-Q with the SEC, or, if it is unable to do so, submit a plan to regain compliance to Nasdaq, on or before the January 20, 2025 deadline.
Item 7.01    Regulation FD Disclosure.
On November 22, 2024, the Company issued a press release in accordance with Nasdaq Listing Rule 5810(b) announcing that the Company had received the Notice. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Forward-Looking Statements
This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s expectations with respect to the timing of the completion of the restatement and filing of the required filings. Statements using words such as “expect”, “anticipate”, “believe”, “may”, “will” and similar terms are also forward-looking statements. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the risk that the Company may have underestimated the scope and impact of the restatement and the risk that the restated financial statements may take longer to complete than expected, as well as the important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by its subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligations to make any revisions to the forward-looking statements contained in this Current Report or to update them to reflect events or circumstances occurring after the date of this Current Report, whether as a result of new information, future developments or otherwise.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Press Release dated November 22, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTERIX CORPORATION

By:	/s/ Vandana Sriram
Vandana Sriram
Chief Financial Officer
Date: November 22, 2024